EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of September 16, 2009, by and between Medis Technologies Ltd., a Delaware corporation (the “Company”), and the one or more subscribers listed on Schedule I hereto (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase for an aggregate of $620,000 (the “Purchase Price”) (i) $657,200 principal amount (“Principal Amount”) of secured  promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); and (ii) share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B1, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares (including the Common Stock purchase warrants issuable upon exercise of the Warrants (“Special Warrants”, a form of which is annexed hereto as Exhibit B2), and the Common Stock issuable upon exercise of the Special Warrants are collectively referred to herein as the “Securities”; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Closing Date.   The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Notes and Warrants as described in Section 2 of this Agreement.

2.           Notes and Warrants.

(a)           Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to the Subscriber a Note in the Principal Amount designated on Schedule I hereto for such Subscriber’s Purchase Price indicated thereon.

(b)           Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  One and one half Warrants will be issued for each Share which would be issued on the Closing Date assuming the complete conversion of the Notes on the Closing Date at the conversion price set forth in the Note (“Conversion Price”) as of the Closing Date.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be equal to the closing price of the Common Stock on the trading day immediately preceding the Closing Date, subject to reduction as described in the Warrants.  The Warrants shall be exercisable until five

(5) years after the issue date of the Warrants.  As employed in this Agreement, the term Warrants include the Special Warrants and the term Warrant Shares includes the Common Stock issuable upon exercise of the Special Warrants, unless specifically indicated otherwise.

(c)           Allocation of Purchase Price.   The Purchase Price will be allocated among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

3.           Security Interest.   The Subscribers will be granted a security interest in the assets of the Company including ownership of the Subsidiaries (as defined in Section 5(a) of this Agreement), and in the assets of the Subsidiaries (other than those of Cell Kinetics Ltd.), which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto as Exhibit D.   The Subsidiaries (other than Cell Kinetics Ltd.) will guaranty the Company’s obligations under the Transaction Documents as defined in Section 5(c).   Such guaranties will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit E.  The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers, which may be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of the Subscribers to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Subscribers.

                             4.           Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.  Subscriber is a corporation, limited liability company, partnership, trust or other entity, it is duly organized, validly existing and in good standing  under the laws of the jurisdiction of its organization.

(b)           Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Note and Warrant being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of Subscriber or its Board of Directors or other management or governing body or equityholders is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and, when delivered by Subscriber, will constitute valid and binding obligations of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)          Information on Company.   Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-K filed on March 31, 2009 for the fiscal year ended December 31, 2008, and the financial statements included therein for the year ended December 31, 2008, together with all subsequent filings made with the Commission available at the EDGAR website until two days before the Closing Date (hereinafter referred to collectively as the "Reports").  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule I hereto regarding Subscriber is accurate.

(f)           Purchase of Notes and Warrants.  On the Closing Date, each Subscriber will purchase its Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)          Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)          Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL

(WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)           Notes and Warrants Legend.  The Notes and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)          Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)         Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(n)          Survival.  The foregoing representations and warranties shall survive the Closing Date.

(o)          Regulatory History.  Subscriber represents that neither it nor any of its Affiliates has ever been (a) indicted or convicted of a felony or convicted of a misdemeanor involving moral turpitude or misrepresentation, including a plea of guilty or nolo contendere, or (b) the subject of an investigation, suit, action or other enforcement effort commenced or undertaken by any governmental authority or regulatory agency or body, including any such investigation, suit, action or enforcement effort alleging one or more violations of law, rules or regulations applicable to such Subscriber, its Affiliates or their respective properties or assets.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 5(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Warrants, Security Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)          Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body including the Israel Office of the Chief Scientist, or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Principal Market or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except (i) such filings, if any, required to be made pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Regulation D promulgated thereunder, and (ii) such filings, if any, required to be made pursuant to applicable state securities laws, or (iv) such  as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, except as set forth on Schedule 5(f), neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscribers as described herein; or

(iii)          result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

              (iv)           result in the triggering of any rights of first refusal, rights of participation, piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act will be free trading, unrestricted and unlegended;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders; and

               (v)            assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  Except as set forth on Schedule 5(h), there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since December 31, 2008 and except as disclosed in the Reports and Other Written Information or in Schedule 5(j), there has been no Material Adverse Event relating to the Company's business, financial condition or affairs.  The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)          Left intentionally blank.

(l)           Defaults.  Except as set forth in Schedule 5(l), the Company is not in violation of its articles of incorporation or bylaws.  Except as set forth in Schedule 5(l), the Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)         Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Pink OTC Market.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)          No Undisclosed Liabilities.  Except as disclosed in the Reports or as set forth on Schedule 5(o), the Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since December 31, 2008 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)          No Undisclosed Events or Circumstances.  Since December 31, 2008, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)          Banking.  Schedule 5(q) contains a list of all financial institutions at which the Company and Subsidiaries maintain deposit, checking and other accounts. The list includes the accurate addresses of such financial institutions and account numbers of such accounts.

(r)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the

Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(s)          No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(t)           Investment Company.   Neither the Company nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v)          Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(b) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” nor a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(w)         Listing.  The Company's Common Stock is quoted on the Pink OTC Markets Inc. (the “Pink Sheets”) under the symbol MDTL.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that its Common Stock does not meet all requirements for the continuation of such quotation and (ii) the Company satisfies all the requirements for the continued quotation of its Common Stock on the Pink Sheets.

(x)          DTC Status.   The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(y)          Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (q), (s), (t) and (u) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors and successors.  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries identified on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a) and any liens arising out of this Transaction.  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  The Company further represents that the Subsidiaries have not been known by any other name for the prior five years, except as set forth on Schedule 5(a).

(z)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(AA)       Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.            Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit G.  The Company will provide, at the Company's expense, to the Subscriber such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or other available exemption from registration.

                             7.1.         Conversion of Notes.

(a)          Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Company's transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock with respect to the transactions contemplated hereby and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with Rule 144 promulgated under the 1933 Act, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely, provided that Subscriber delivers all reasonably requested representations in support of such opinion.

(b)          Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, if any, or part thereof, by telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by

Subscriber within five (5) business days after the Conversion Date (such fifth day being the "Delivery Date").  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company prior thereto.

(c)          The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers.  As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date, the relevant Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.         Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, if any, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.3.         Injunction Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that Subscriber or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of Subscriber in the amount of 120% of the outstanding principal and accrued but unpaid interest, if any, of the Note, or aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

              7.4.         Buy-In.   In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest (if any)amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, if any, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.5.         Adjustments.   The Conversion Price, Warrant exercise price and amount of Conversion Shares and Warrant Shares shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

7.6.         Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.            Fees.

(a)          Broker.   The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons other than Chardan Capital Markets LLC (the “Broker”), claiming brokerage commissions, finder’s fees or due diligence fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby or in connection with any investment in the Company at any time, whether or not such investment was consummated and arising out of such party’s actions.  The Company represents that there are no parties entitled to receive fees, commissions, due diligence fees, or similar payments in connection with the Offering except as described on Schedule 8(a).  The Company is solely responsible for payment of the fees and the issuance of the warrants described on Schedule 8(a).

              (b)          Subscriber’s Legal Fees.   The Company shall pay the Subscriber $50,000 (“Legal Fees”) as reimbursement for legal services rendered for the Subscriber in connection with this Agreement (the “Offering”) and for expenses incurred by Subscribers in connection with the Offering relating to the security interest described in Section 3 of this Agreement.

(c)          Due Diligence Fee.   The Company will pay a due diligence fee (“Due Diligence Fee”) to Iroquois Master Fund Ltd. in the amount of $70,000.  The Due Diligence Fee shall be payable in cash at Closing.

9.            Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)          Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)          Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTC Bulletin Board, Pink OTC Market , or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement, the Pink OTC Market or “Pink Sheets” is the Principal Market.  The Company undertakes that from and after thirty days after the Closing Date, the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or OTC Bulletin Board will be the Principal Market.  As of thirty days after Closing, the Pink Sheets will no longer be included in the definition of Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) the Notes and Warrants are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscribers promptly after such filing.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for working capital.  The Purchase Price may not and will not be used for payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.  For so long as any Note is outstanding, the Company will not prepay any financing related debt obligations, except in respect of the Notes or with respect to equipment payments, nor redeem any equity instruments of the Company, in either case, without the prior consent of the Subscribers.

(f)           Reservation.  Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 125% of the amount of Common Stock necessary to allow Subscribers to be able to convert the entire Notes and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  If at any time Notes and Warrants are outstanding the Company has insufficient Common Stock reserved on behalf of the Subscribers in an amount less than 115% of the amount necessary for full conversion of the outstanding Notes principal and interest at the conversion price that would be in effect on every such date and 100% of the Warrant Shares (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen business days after the first day the Company has less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscriber.

(g)           DTC Program.  At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)           Insurance.  From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms; provided that the Company shall not be obligated to secure and maintain products liability insurance until such time as the Company enters into written sale and distribution agreements with one or more distributors of the Company’s products that provide minimum aggregate annual revenues to the Company of at least $100,000.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k)          Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(m)         Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n)           Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than three days prior notice to Subscribers.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering not later than the third (3rd) business day after the Closing Date.  Prior to the filing date of such Form 8-K, a draft in the final form will be provided to Subscribers for Subscribers’ review and approval.  In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares or Warrants are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted sufficient time to notify the Company that Subscribers elects not to receive such information.   In such case, the Company will not deliver such information to Subscribers.  In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

              (o)          Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide Subscribers or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscribers shall have agreed in writing to accept such information.  The Company understands and confirms that Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

    (p)         Negative Covenants.   So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (A) the Excepted Issuances (as defined in Section 12(b) hereof), and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property, and (g) the liens described on Schedule 9(p) hereto (each of (a) through (g), a “Permitted Lien”);

                                           (ii)           amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscribers);

(iii)          repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)          engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, and (iv) transactions and arrangements which the Company has entered into prior to the date hereof and which have been disclosed in the Reports; or

(v)           prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses); or

(vi)          issue any Common Stock or other equity of the Company or right to receive equity of the Company pursuant to Section 3(a)(10) under the Act except to Subscribers or their Affiliates.

(q)          Offering Restrictions.   For so long as the Notes are outstanding, the Company will not enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(r)           Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment, nor issue or incur any debt not in the ordinary course of business.

(s)           Notices.   For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)           Transactions With Insiders.  So long as the Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  For the avoidance of doubt, the foregoing sentence shall not apply to or in any way restrict the Company from performing its obligations under or with respect to transactions or arrangements entered into prior to the date hereof that have been disclosed in the Reports.   “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

10.          Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)          In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Securities.

(c)          The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Section 10(a).

                             11.          Unlegended Shares and 144 Sales.

(a)          Delivery of Unlegended Shares.  Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)          DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)          Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 10 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 105% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)          Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)          Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                             (f)          144 Default.   In the event commencing six months after the Closing Date and ending twenty-four  (24) months thereafter, the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings by the required filing dates, except for Subscriber’s status as an Affiliate or “control person” of the Company or as a result of a change in current applicable securities laws, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.8 in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.          (a)         Right of First Refusal.  Until one year following the Closing Date or for so long as any amount remains outstanding on the Notes, the Subscribers shall be given not less than fifteen (15) business days prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations, except in connection with the Excepted Issuances [as defined in Section 12(b)].  If Subscribers elect to exercise their rights pursuant to this Section 12(a), Subscribers shall have the right during the fifteen (15) business days following receipt of the notice to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale relative to each other in proportion to the amount principal of the Notes to be issued to them on the Closing Date.  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) business days following the notice of modification to exercise such right.

(b)          Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s or any Subsidiary’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date, (iv) securities issued upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date without any amendment thereof after the Closing Date, and which are described on Schedule 5(d), (v) all other issuances of common stock described on Schedule 5(d), (vi) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, and (vii) securities issued to one or more Subscribers or their respective Affiliates pursuant to Section 3(a)(10) of the 1933 Act or otherwise  (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Subscribers, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.01 per share of Common Stock.  The rights of Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(c)          Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to Subscribers calculated in the manner described in Section 7.2 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to Subscribers will be deferred in whole or in part until such time as Subscribers are able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.2 of this Agreement and notifies the Company accordingly.

13.          Miscellaneous.

(a)          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Medis Technologies Ltd., 805 Third Avenue, New York, NY 10022, Attn: Jose A. Mejia, CEO and President, facsimile: (212) 935-9216, with a copy to: Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, NY 10020, Attn: Ira I. Roxland, Esq., facsimile: (212) 768-6800, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule I hereto, with an additional copy by fax only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, facsimile: (212) 697-3575.

(b)          Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)          Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)          Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transaction Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)          Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.

(h)          Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, the phrase “Consent of the Subscribers” or similar language means the consent of holders of not less than a majority of the outstanding principal amount of Notes outstanding on the date consent is requested and which, if there is more than one Subscriber, must include Iroquois Capital Opportunity Fund, LP for so long as Iroquois Capital Opportunity Fund, LP holds not less than $75,000 of Note principal (such Subscribers being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)          Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

MEDIS TECHNOLOGIES LTD. a Delaware corporation

By:	/s/ Jose A. Mejia
Name: Jose A. Mejia
Title: Chief Executive Officer

Dated: September 16, 2009

SUBSCRIBER	PURCHASE PRICE	PRINCIPAL AMOUNT	WARRANTS
IROQUOIS MASTER FUND LTD. 641 Lexington Ave., 26th Floor, New York NY 10022 Fax: (212) 207-3452 /s/ Joshua Silverman By: Joshua Silverman, Authorized Signatory	$620,000.00	$657,200.00	4,929,000

SCHEDULE I

SUBSCRIBER AND ADDRESS	PURCHASE PRICE	NOTE PRINCIPAL	WARRANT SHARES
IROQUOIS MASTER FUND LTD. 641 Lexington Ave., 26th Floor, New York NY 10022 (212) 207-3452	620,000.00	$657,200.00	4,929,000

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                            Form of Note

              Exhibit B1                           Form of Warrant

Exhibit B2                          Form of Special Warrant

Exhibit D                            Security Agreement

Exhibit E                             Subsidiary Guaranty

Exhibit G                            Form of Legal Opinion

Schedule I                           List of Subscribers

Schedule 5(a)                     Subsidiaries

               Schedule 5(d)                    Capitalization and Additional Issuances

Schedule 5(f)                      Conflicts

Schedule 5(h)                      Litigation

Schedule 5(l)                      Defaults

Schedule 5(o)                     Liabilities

Schedule 5(p)                     Excluded Assets of More Energy Ltd.

Schedule 5(q)                     Banking

Schedule 5(x)                     Transfer Agent

Schedule 9(l)                      Intellectual Property

DISCLOSURE SCHEDULES

Reference is made to the Subscription Agreement (the “Agreement”), dated as of September 16, 2009, by and among Medis Technologies Ltd., a Delaware corporation (the “Company”), and Iroquois Master Fund Ltd. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

The specific disclosures set forth in the following Disclosure Schedules (the “Schedules”) have been organized to correspond to the section references in the Agreement to which the disclosure may be most likely to relate, together with appropriate cross references when disclosure is applicable to other sections of the Agreement.

Certain matters set forth in the Schedules are included solely for informational purposes for the convenience of the parties to the Agreement.  The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information (i) is required by the terms of the Agreement to be disclosed, (ii) is material to the Company or (iii) has had or would reasonably be expected to have a Material Adverse Effect.

The headings contained in these Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in these Schedules or the Agreement.

Schedule 5(a)
Subsidiaries

1.	Medis, Inc., a Delaware corporation. 100% owned by the Company (Active Shell).

2.	Medis El Ltd., an Israeli corporation. 100% owned by Medis, Inc.

3.	More Energy Ltd., an Israeli corporation. 7% owned by the Company (remaining 93% owned by Medis El Ltd.).

4.	Cell Kinetics Ltd., an Israeli corporation. 82.5% owned by Medis El Ltd.

5.	Toroidal Products Inc., a Delaware corporation. 100% owned by the Company (dormant and does not hold any assets).

Schedule 5(d)
Capitalization and Additional Issuances; Plans

1.	Medis Technologies Ltd.

Common shares outstanding	46,349,555
Warrants	11,305,897
3(a)(10) common shares after settlement true-up	3,918,108
Shares reserved for conversion of preferred stock	1,996,528
Stock options outstanding	1,302,625
Fully diluted common share outstanding	64,872,713

2.	Medis, Inc.

This Schedule will be delivered within three (3) business days following the Closing Date.  Failure to deliver this Schedule within three (3) business days following the Closing Date, shall be a material default under this Agreement and the Note.

3.	Medis El Ltd.

Common shares outstanding *0.01 NIS par value	10,662,840
Fully diluted common share outstanding	10,662,840

4.	Cell Kinetics Ltd.

Common shares outstanding *.01 NIS par value	19,999,961
Warrants	1,739,127
Stock options outstanding	1,046,750
Fully diluted common share outstanding	22,785,838

5.	More Energy Ltd.

Common shares outstanding * 1 NIS par value	1,100
Fully diluted common share outstanding	1,100

6.	Toroidal Products Inc.

This Schedule will be delivered within three (3) business days following the Closing Date.  Failure to deliver this Schedule within three (3) business days following the Closing Date, shall be a material default under the Agreement and the Note.

Stock Option or Stock Incentive Plans

1.	Medis Technologies Ltd.’s 1999 Stock Option Plan, as amended

2.	Medis Technologies Ltd.’s 2007 Equity Incentive Plan

3.	The Reports describe retention and bonus arrangements for the officers of the Company.

4.
Pursuant to the terms of a settlement agreement between More Energy Ltd. and KRAMSKI GmbH (“Kramski”), the Company is obligated, among other things, to issue shares of the Company’s common stock having a value of €500,000 to Kramski in partial satisfaction of the payment obligations owed to Kramski by More Energy Ltd.

Schedule 5(f)
Violations/Conflicts

(i)
The Preferred Stock Purchase Agreement, dated as of June 8, 2009 (the “Series B Purchase Agreement”), between the Company and Volation Capital Partners, LLC (“Volation”), contains a negative covenant that prohibits the Company from issuing shares of its common stock or securities convertible into common stock, except in the case of certain permitted issuances, none of which exceptions apply to the transactions contemplated by this Agreement.  The Company plans to seek a waiver of this restriction and termination of the Series B Purchase Agreement.  The Series B Purchase Agreement and the covenant disclosed in the foregoing sentence shall terminate effective as of September 19, 2009.  The Company covenants that it will not use the Series B Purchase Agreement as a defense to any of its obligations to the Subscriber arising from the Agreement or the transactions contemplated thereby.

(iii)
In connection with the transactions consummated pursuant to the Series B Purchase Agreement, the Company issued a common stock purchase warrant (the “Volation Warrant”) to an affiliate of Volation, pursuant to which the holder may acquire up to 7,780,603 shares of the Company’s common stock at an exercise price of $0.42 per share.  The exercise price of the Volation Warrant is subject to downward adjustment as a result of an issuance by the Company of common stock or securities convertible into or exercisable for common stock for a consideration per share that is less than the then current exercise price of the Volation Warrant.  As a result of the issuance of the Securities contemplated in this Agreement, the exercise price of the Volation Warrant will be adjusted downward on a weighted average basis.

Schedule 5(h)
Litigation

The Company has been named as defendant in lawsuits filed by suppliers for past due invoices, of which five of the plaintiffs have been granted attachments, totaling approximately $100,000, on the bank accounts of Medis El Ltd. in Israel.  In addition, the Company continues to receive claims, both oral and in writing, by vendors, suppliers and service providers threatening legal action for payment of past due invoices under its arrangements with these third parties.  Moreover, the Company has not paid payroll to its employees or related taxes and social benefits due to governmental agencies for the months of July and August.  These non-payments place the Company at risk for additional legal actions.

Schedule 5(j)
Material Changes

1.
The Company has been named as defendant in lawsuits filed by suppliers for past due invoices, of which five of the plaintiffs have been granted attachments, totaling approximately $100,000, on the bank accounts of Medis El Ltd. in Israel.  In addition, the Company continues to receive claims, both oral and in writing, by vendors, suppliers and service providers threatening legal action for payment of past due invoices under its arrangements with these third parties.  Moreover, the Company has not paid payroll to its employees or related taxes and social benefits due to governmental agencies for the months of July and August.  These non-payments place the Company at risk for additional legal actions.

2.
Medis El Ltd. has a negative operating balance at Bank Leumi in the amount of approximately $15,000.  In addition, each of Medis El Ltd. and More Energy Ltd. have had certain auto-debit payments due to vendors dishonored by Bank Leumi in the amount of approximately $15,000 and $17,000, respectively.

Schedule 5(l)
Defaults

1.
The Series B Purchase Agreement contains a negative covenant that prohibits the Company from issuing shares of its common stock or securities convertible into common stock, except in the case of certain permitted issuances, none of which exceptions apply to the transactions contemplated by this Agreement.  The Company plans to seek a waiver of this restriction and termination of the Series B Purchase Agreement.  The Series B Purchase Agreement and the covenant disclosed in the foregoing sentence shall terminate effective as of September 19, 2009.  The Company covenants that it will not use the Series B Purchase Agreement as a defense to any of its obligations to the Subscriber arising from the Agreement or the transactions contemplated thereby..

2.
The Company has been named as defendant in lawsuits filed by suppliers for past due invoices, of which five of the plaintiffs have been granted attachments, totaling approximately $100,000, on the bank accounts of Medis El Ltd. in Israel.  In addition, the Company continues to receive claims, both oral and in writing, by vendors, suppliers and service providers threatening legal action for payment of past due invoices under its arrangements with these third parties.  Moreover, the Company has not paid payroll to its employees or related taxes and social benefits due to governmental agencies for the months of July and August.  These non-payments place the Company at risk for additional legal actions.

3.
The Company is currently in default under the terms of the Certificate of Designations for its outstanding Series A Preferred Stock.  In February 2009, May 2009 and again in August 2009, the Company did not declare the quarterly dividends on its Series A Preferred Stock, of approximately $1,047,000, $1,056,000 and $1,071,000 for the first, second and third quarters of 2009, respectively.

4.	The Company is in default under the majority of its arrangements with vendors, suppliers and service providers as discussed in more detail above.

Schedule 5(o)
Undisclosed Liabilities

1.
The Company has been named as defendant in lawsuits filed by suppliers for past due invoices, of which five of the plaintiffs have been granted attachments, totaling approximately $100,000, on the bank accounts of Medis El Ltd. in Israel.  In addition, the Company continues to receive claims, both oral and in writing, by vendors, suppliers and service providers threatening legal action for payment of past due invoices under its arrangements with these third parties.  Moreover, the Company has not paid payroll to its employees or related taxes and social benefits due to governmental agencies for the months of July and August.  These non-payments place the Company at risk for additional legal actions.  Should these obligations not be satisfied in due course, some vendors, suppliers and/or service providers may take legal action and request, in addition to the accrued liabilities, significant liquidated damages and reimbursement for legal fees and other out-of-pocket expenses.

2.
The Company has outstanding unpaid director fees in the aggregate amount of $165,000 due and owing to the members of its board of directors, which fees are comprised of fees for serving as a director and, in the case of committee members, for serving as members of one or more committees of the board of directors of the Company.  The Company’s obligation to pay these unpaid director fees has been deferred by agreement between the Company and its directors until such time as the Company has the financial ability to pay such outstanding fees.

Schedule 5(q)
Bank Accounts

1.	Signature Bank
565 Fifth Avenue New York, NY 10017 Medis Technologies Ltd. - Account No. 1500626867 Medis Technologies Ltd. - Account No. 1500626875 Medis Inc. - Account No. 1500626808

2.	Bank Leumi
19 Hertzel Street Tel Aviv 66884 - Israel Medis El Ltd - Account No. 805800/97 More Energy Ltd - Account No. 821800/05

3.	Bank Hapoalim
104 Hayarkon Street Tel Aviv 63432 - Israel More Energy Ltd - Account No. 12-617-523525

Schedule 5(x)
Transfer Agent

The Company’s transfer agent is:

American Stock Transfer & Trust Co LLC
59 Maiden Lane
New York, New York 10038
Telephone:  (718) 921-8293
Fax:  (718) 921-8334
Contact:  Isaac J. Kagan, Vice President
E-mail:  ikagan@amstock.com

Schedule 8(a)
Broker

The Company must pay Chardan Capital Markets a fee of 10% in unregistered common stock and 6% in Warrants on all amounts received as a result of the transactions consummated pursuant to this Agreement.

Schedule 9(l)
Intellectual Property

1.	The patents listed on Attachment A hereto.

2.	The Company, Medis El Ltd. and More Energy Ltd. do not have any registered Trademarks, although each may have common law rights to its name and logo.

3.
The Company, Medis El and More Energy Ltd. do not have any registered Copyrights, but each may have common law rights in certain of its assets, including website contents, technical reports, supplier visit reports, written quality procedures, written standard operating procedures, written research and/or laboratory results and other know how.

4.
The Company, Medis El Ltd. and More Energy Ltd. own and have rights in technical know-how that is captured in the form of standard operating procedures, quality procedures, technical reports, supplier visit reports, and similar documentation.  These documents are captured in the “Agile” document management system, as well as on some servers.

5.	The Company, Medis El Ltd. and More Energy Ltd. also have a database of laboratory results. All experimental results are stored in a searchable database.

6.	The following domain names:

www.medistechnologies.com

www.cellkinetics.com

Attachment A

Case Overview for More Energy/May 2009

Reference #	Application #	Filing Date	Title	Status	Abstract
NON-PROVISIONAL APPLICATIONS
P24712 (filed PCT P26797)	10/757,849	January 16, 2004	Storage-Stable Fuel Concentrate	(second) appeal pending Waiting for decision by Board of Appeal
A storage-stable liquid concentrate for use with a fuel cell. The concentrate comprises at least one metal hydride compound, a solvent comprising one or more polar solvent components, and at least one hydroxide ion providing compound. Following a storage of the concentrate for 4 weeks at about 25 [o]C not more than about 2 % of the at least one metal hydride compound have decomposed.

P24727 (filed PCT P27610)	10/758,081	January 16, 2004	Refilling System for Fuel Cell and Method of Refilling a Fuel Cell	Issued as U.S. Patent No. 7,004,207 on September 14, 2005
System for refilling a fuel cell wherein the system includes a main container having at least one movable fuel container, at least one movable electrolyte container, and at least one spent fuel chamber.  A valve which regulates or controls fluid flow between the main container and a fuel cell and vice versa.  A method of refilling a fuel cell provides for moving the at one movable fuel container and the at least one movable electrolyte container to cause spent fuel from fuel cell to enter the at least one spent fuel chamber.

P24757 (filed PCT P27611)	10/758,080	January 16, 2004	Hydride-Based Fuel Cell Designed For the Elimination of Hydrogen Formed Therein	Filed formal Notice of Appeal 4/15/09 Appeal Brief must be filed by 11/15/09 at the latest
A fuel cell for use with a hydride-based fuel, which fuel cell is designed for being sealed in a liquid-tight manner when in operation. The fuel cell comprises means for eliminating hydrogen formed inside the fuel cell.

P24775	10/803,900	March 19, 2004	Integrated Fuel Cell Controller for Devices	Issued as U.S. Patent No. 7,446,501 on November 4, 2008
Power unit for an electronic device and process for control and regulation of an electronic device powered by a fuel cell.  Power unit includes a fuel cell having a low output voltage between 0.3 and 1 V, and a conversion device coupled to the fuel cell to convert an input voltage as low as 0.3 V to a higher output voltage to operate the electronic device.

P24786	10/824,443	April 15, 2004	Fuel Cell with Removable/Replaceable Cartridge and Method of Making and Using the Fuel Cell and Cartridge	Filed response to first Office Action on 3/18/09
System for refilling a fuel cell wherein the system includes a fuel cell having at least one variable volume chamber, a cartridge having at least one variable volume chamber, and a valve system which regulates or controls fluid flow between the cartridge and fuel cell and vice versa.  A method of refilling a fuel cell provides for connecting the cartridge to the fuel cell and transferring fuel and electrolyte from the cartridge to the fuel cell.

P24942	10/858,401 (based on V23668)	June 2, 2004 (June 3, 2003)	Electrode for Electrochemical Capacitor	Issued as U.S. Patent No. 7,508,650 on March 24, 2009
An electrode for an electrochemical capacitor which comprises a porous carbon substrate having thereon at least a first or innermost layer comprising a first inherently conductive polymer and a second or outermost layer comprising a second inherently conductive polymer.

P25032	10/796,305 (based on V23234)	March 10, 2004 (March 11, 2003)	Self Contained Fuel Cell and Cartridge Therefor	Issued as U.S. Patent No. 7,507,491 on March 24, 2009 filed divisional application on 2/13/09 (P36018)
Fuel cell including a casing, a cathode having a first surface and a second surface, at least part of the second surface being exposed to the atmosphere, an anode having a first surface and a second surface, a first chamber configured to retain liquid fuel, wherein the first chamber is defined at least partially by the first surface of the anode, and a second chamber configured to retain liquid electrolyte, wherein the second chamber is defined at least partially by the second surface of the anode and the first surface of the cathode, wherein the fuel cell is configured to be sealed in a substantially liquid-tight manner during at least a portion of its service life.  A cartridge can be connected to the fuel cell.

P25226 (filed PCT P26806)	10/849,503	May 20, 2004	Disposable Fuel Cell with and without Cartridge and Method of Making and Using the Fuel Cell and Cartridge	Filed response to first Office Action on 3/2/09
Disposable fuel cell and a system for filling a disposable fuel cell.  The system includes a fuel cell having at least one chamber, a cartridge having at least one chamber, and a valve system which regulates or controls fluid flow between the cartridge and fuel cell.  A method of refilling a fuel cell provides for connecting the cartridge to the fuel cell and transferring fuel and electrolyte from the cartridge to the fuel cell.

P25428	11/132,203 (based on V25291)	May 19, 2005 (May 19, 2004)	Multi Source to Multi Device-Power Solution	Appeal pending; Filed Reply Brief and Request for Oral Hearing on 3/18/08

Apparatus and process to couple a power source to a powered device.  The apparatus includes a power manager structured and arranged to adjust at least one of voltage, current and power supplied from the power source to the powered device based upon consumption requirements of the powered device, and a device coordinator structured and arranged to identify the powered device and to forward the identified device’s consumption requirements for at least one of voltage, current and power to the power manager.

P25680 (filed PCT P28058)	10/959,763	October 7, 2004	Gas Blocking Anode For a Direct Liquid Fuel Cell	Final Office Action issued 4/20/09 Action due by 10/20/09 at the latest
An anode for a direct liquid fuel cell in which hydrogen gas is generated as a result of a fuel oxidation or decomposition reaction. The surface of the anode which is intended to face the electrolyte chamber of the fuel cell is substantially completely covered with a polymeric material which prevents at least about 80 % of the generated hydrogen gas to pass through the polymeric material into the electrolyte chamber.

P25843 (filed PCT 26805)	10/941,020	September 15, 2004	Method and Apparatus for Preventing Fuel Decomposition in a Direct Liquid Fuel Cell	filed Request for Continued Examination on 3/18/09
A fuel cell includes a cathode, an anode, a fuel chamber, and a membrane arranged between the anode and the fuel chamber. The membrane is structured and arranged to allow gas to accumulate adjacent the anode at least to a point where the gas limits or substantially prevents a contact between the anode and a fuel.  The method includes generating electrical energy with the fuel cell, preventing further generation of electrical energy of the fuel cell, and facilitating, with the membrane, an accumulation of the gas adjacent the anode at least to a point where the gas substantially prevents a contact between the anode and the fuel. Another method includes using a gas which is formed by an initial decomposition of the fuel to restrict or substantially prevent any further contact between the fuel and the anode.

P26804 (filed PCT P26805)	11/226,222 (CIP of P25843)	September 15, 2005 (September 15, 2004)	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell	Office Action issued 3/10/09 Response due by 9/10/09 at the latest
A fuel cell includes a cathode, an anode, a fuel chamber, and at least one membrane arranged between the anode and the fuel chamber. The gas is allowed to accumulate adjacent the anode at least to a point where the gas limits or substantially prevents a contact between the anode and a fuel.  The method includes generating electrical energy with the fuel cell, preventing further generation of electrical energy of the fuel cell, and facilitating an accumulation of the gas adjacent the anode at least to a point where the gas substantially prevents a contact between the anode and the liquid fuel.

P28299	11/476,571	June 29, 2006	Controller For Fuel Cell in Standby Mode Or No Load Condition	No Office Action yet
Process and apparatus for controlling a fuel cell. The process includes drawing a pulse from a fuel cell in one of a standby mode or no load condition.  The pulse is one of a power, current, and voltage pulse.  The apparatus includes a field effect transistor arranged to selectively couple a resistance to fuel cell to draw current from the fuel cell, and a timer defining a pulse, during which the field effect transistor couples the resistance to the fuel cell to draw current from the fuel cell.

P28300	11/434,795	May 17, 2006	Oxidation Catalyst For Liquid Fuel Cell	Office Action issued 3/18/09 Response due by 9/18/09 at the latest
An oxidation catalyst for use in an anode of a liquid fuel cell. The catalyst comprises at least two metals selected from Pt, Pd, Rh, Ru, Re, Ir and Au supported on a carbon having a specific surface area of at least about 50 m2/g and (i) a total pore volume of at least about 0.3 cm3/g and/or (ii) pores having a diameter in the range of from about 2 nm to about 50 nm which account for at least about 20 % of the total pore volume.

P28301	11/476,568	June 29, 2006	Digital Logic Control DC-To-DC Converter With Controlled Input Voltage And Controlled Power Output	Filed response to 1st Office Action on 2/3/09
Process and apparatus for powering a powered device with a fuel cell.  The process includes maintaining an input voltage, supplied by the fuel cell, to a converter device, and controlling an output power of the converter device, which is coupled to the powered device.  The process also includes varying the current drawn from the fuel cell to compensate for fluctuations in the voltage required during operation of the powered device.

P28865 (filed PCT P31423)	11/325,466	January 5, 2006	Hydrophilized Anode For A Direct Liquid Fuel Cell	Final Office Action issued 3/6/09 Action due by 9/6/09 at the latest	An anode for a liquid fuel cell which has been subjected to a hydrophilization treatment in at least a part of a side thereof that is intended to contact the liquid fuel.
P28866	11/384,365	March 21, 2006 (filed provisional March 22, 2005)	Method Of Producing Fuel Dispersion For A Fuel Cell	Filed formal Notice of Appeal 2/17/09 Appeal Brief must be filed by 9/17/09 at the latest
A method of producing a fuel or concentrate thereof for a fuel cell. The method comprises providing a solution of at least one hydroxide ion providing compound in a liquid medium and combining and mixing one or more hydride compounds with this solution to provide a colloidal dispersion of the hydride compound(s) in the alkaline medium.

P28867 (filed PCT P28059)	11/384,364	March 21, 2006 (filed provisional March 22, 2005)	Fuel Composition For Fuel Cells	Received Advisory Action Action must be taken by 7/23/09 at the latest
A hydride containing fuel composition for a liquid fuel cell. The composition comprises an alkaline liquid phase and at least two hydride compounds. The solubility of the first hydride compound in the liquid phase is higher than the solubility of a second hydride compound in the liquid phase and the opposite is true for the anodic oxidation products thereof.

P28868	11/452,199	June 14, 2006	Process For Making Framed Electrode	Filed response to Restriction Requirement on 3/6/09
A process for making a framed electrode by injection molding. The process comprises placing a flat piece of electrode material on a shrinkage-free under mold frame and attaching it thereto in a manner which substantially prevents the piece and the frame from moving relative to each other, over molding the resultant assembly by injecting a molten resin into an over molding cavity which contains the assembly, and allowing the resin to solidify.

P29025	11/325,326	January 5, 2006	Gas-Blocking Anode For A Direct Liquid Fuel Cell	Received Restriction Requirement on 3/23/09 Election must be filed by 9/23/09 at the latest
An anode for a direct liquid fuel cell in which hydrogen gas is generated as a result of a fuel oxidation or decomposition reaction. The surface of the anode which is intended to face the electrolyte chamber of the fuel cell is substantially completely covered with a polymeric material which prevents at least about 80 % of the generated hydrogen gas to pass through the anode into the electrolyte chamber.

P30002	11/475,063	June 27, 2006	Stationary Cartridge Based Fuel Cell System, Fuel Cell Power Supply System, And Method of Activating The Fuel Cell	No Office Action issued yet
A power supply system, in particular for use during emergencies and/or power outages, that includes at least one liquid fuel cell, at least one cartridge, and a system or device for transferring the contents of the cartridge to the fuel cell. A cartridge-free power supply system is also disclosed.

P31313	11/668,761	January 30, 2007	Supported Platinum And Palladium Catalysts And Preparation Method Thereof	Filed response to Restriction Requirement on 4/27/09
A method of preparing a supported platinum and/or palladium electrocatalyst and the electrocatalyst produced thereby. The method comprises the contacting of an electrically conductive particulate support which comprises adsorbed polynuclear hydroxo complexes of platinum and/or palladium with a reducing agent.

P31582	11/684,328	March 9, 2007	Direct Liquid Fuel Cell Comprising A Hydride Fuel And A Gel Electrolyte	Final Office Action issued 3/12/09 Action due by 9/12/09 at the latest	A direct liquid fuel cell which comprises a gel electrolyte and a liquid fuel. The liquid fuel comprises a metal hydride compound and/or a borohydride compound.
P31583	11/742,801	May 1, 2007	Self-Regulating Hydrogen Generator For Use With A Fuel Cell	No Office Action issued yet
A hydrogen generation device includes a liquid fuel chamber, a catalytic hydrogen generation chamber, a hydrogen collection chamber and separation elements between these chambers. Once a certain hydrogen pressure in the device is reached liquid fuel is substantially prevented from being catalytically converted into hydrogen, whereby the production of hydrogen is stopped until hydrogen is allowed to exit the device to lower the pressure therein.

P31760	11/684,497	March 9, 2007	Leak-Proof Liquid Fuel Cell	No Office Action issued yet
A leak-proof fuel cell which comprises at least one liquid within a casing that comprises at least one opening which is sealed by a first structure that is gas-pervious and substantially impervious to the at least one liquid. At least that portion of the casing which comprises the at least one opening is enclosed by a second structure which allows gas to pass therethrough. A space defined by the casing and the second structure comprising therein at least one material that is capable of binding the at least one liquid.

P32035	11/819,542	June 28, 2007	Portable Liquid Fuel Cell	Filed formal Notice of Appeal 3/17/09 Appeal Brief must be filed by 10/17/09 at the latest Filed Divisional (P35568) on 12/23/08
Fuel cell system including a fuel cell assembly having an anode and a cathode.  A fuel/electrolyte module includes a liquid fuel and/or a liquid electrolyte and/or components of the liquid fuel and/or the liquid electrolyte.  A housing arrangement houses the fuel cell assembly and the fuel/electrolyte module.  A system is used for transferring at least a part of the contents of the fuel/electrolyte module into the fuel cell assembly.  A method is also disclosed of generating electrical power using a power system including at least one fuel cell unit having a fuel cell assembly and a fuel/electrolyte module arranged within a housing arrangement.

P32117	11/878,842	July 27, 2007	Dry Method of Making a Gas Diffusion Electrode	No Office Action issued yet
A substantially dry method of making a gas diffusion electrode such as, e.g., an air cathode for a fuel cell or a metal-air battery cell. The method comprises forming an intimate mixture of catalytically active carbon particles and particles of a wet-proofing agent into a web; combining under pressure the web of with a current collector to form a current collector-web composite; and attaching a porous sheet of a fluorinated polymer to one side of the current collector-web composite of to form an air cathode.

P34384	12/333,702	December 12, 2008	Diluted Catalyst for Electrodes		PCT Application must be filed by December 12, 2009
P35039	12/238,180	September 25, 2008; continuation of (patented) P24775	Integrated Fuel Cell Controller for Devices
Power unit for an electronic device and process for control and regulation of an electronic device powered by a fuel cell.  Power unit includes a fuel cell having a low output voltage between 0.3 and 1 V, and a conversion device coupled to the fuel cell to convert an input voltage as low as 0.3 V to a higher output voltage to operate the electronic device.

P35532	12/333,747 Based on provisional application (V34383) filed May 23, 2008	December 12, 2008	Solid Fuel Composition for a Direct Liquid Fuel Cell
A solid fuel composition which is suitable for preparing a liquid fuel for a direct liquid fuel cell.  The composition comprises at least one solid hydride compound selected from borohydrides, aluminum hydrides, and metal hydrides, and at least one alkaline compound selected from hydroxides of alkali and alkaline earth metals, Zn, Al, and ammonium. If placed in a direct liquid fuel cell and contacted with an aqueous liquid the composition dissolves gradually as the at least one hydride compound is consumed while the fuel cell is in operation.

P35568	12/342,286	December 23, 2008			Divisional of P32035
P36018	12/370,884	February 13, 2009			Divisional of P25032
P36190	12/396,901	March 3, 2009			Based on provisional V33077

PCT APPLICATIONS
P26797	PCT of P24712	February 23, 2005	Storage-Stable Fuel Concentrate
Corresponding European  and Eurasian regional phase and Canadian, Brazilian, Australian, Korean, Philippine, Singaporean, Chinese, Japanese, Mexican, Indian and South African national phase applications have been filed

P26805	PCT of P25843	September 15, 2005	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell
Corresponding Canadian, Brazilian, Australian, Korean, Philippine, Singaporean, Chinese, Japanese, Mexican, Indian, South African and Vietnamese national phase and European and Eurasian regional phase applications have been filed

P26806	PCT of P25226	May 20, 2005	Disposable Fuel Cell with and without Cartridge and Method of making and using the Fuel Cell and Cartridge
Corresponding Canadian, Mexican, Brazilian, Indian, Chinese, Japanese, Korean, Singaporean, Vietnamese, Philippine, Indonesian, Israeli, Australian and South African national phase and European and Eurasian regional phase applications have been filed

P28058	PCT of P25680	October 5, 2005	Gas-Blocking Anode for a direct Liquid Fuel Cell	Corresponding Japanese, Korean, Chinese national phase and European and Eurasian regional phase applications have been filed

P28059	PCT corresp. to P28867	March 21, 2006	Fuel Composition For Fuel Cells	European and Eurasian regional phase and Canadian, Australian, South Korea, Philippine, Singapore, Chinese, Japanese, Mexican, Indian, and South African national phase applications have been filed
P31423	PCT based on P28865	January 5, 2007	Hydrophilized Anode For A Direct Liquid Fuel Cell
Corresponding Canadian, Mexican, Brazilian, Indian, Chinese, Japanese, Korean, Singaporean, Philippine, Australian and South African national phase and European and Eurasian regional phase applications have been filed

P32439	PCT based on P28299	July 2, 2007	Controller For Fuel Cell in Standby Mode Or No Load Condition	National Stage applications must be filed by January 2, 2010 (no priority claimed)
P32440	PCT based on P28301	July 2, 2007	Digital Logic Control DC-To-DC Converter With Controlled Input Voltage And Controlled Power Output	National Stage applications must be filed by January 2, 2010 (no priority claimed)
P33791	PCT based on P31313	January 29, 2008	Supported Platinum And Palladium Catalysts And Preparation Method Thereof	National Stage applications must be filed by July 30, 2009

P34375	PCT based on P31583	April 30, 2008	Self-Regulating Hydrogen Generator For Use With A Fuel Cell	National Stage applications must be filed by November 1, 2009
P34881	PCT based on P32117	July 23, 2008	Dry Method of Making a Gas Diffusion Electrode	National Stage applications must be filed by January 27, 2010
P36047	PCT based on V33077	March 3, 2009		Fee has not been paid; can probably be revived if action is taken soon
PROVISIONAL APPLICATIONS
V33077	61/033,629	March 4, 2008	Self-Regulating Hydrogen Generator for Fuel Cells and Hybrid Vehicle Power System Utilizing the Same	Non-provisional (P36190) and PCT (P36047) have been filed
A self-regulating hydrogen generation device comprising:
(a) at least one first chamber for holding a liquid and at least one first substance which is a source of hydrogen and is at least partly soluble in the liquid;
(b) a catalytic member capable of catalyzing a reaction which involves the at least one first substance and results in the formation of hydrogen gas; and
(c) a first separation element which is liquid-permeable and capable of allowing liquid to pass from the first chamber into a second chamber and a second separation element which is substantially liquid-impervious and gas-pervious.

V34382	61/071,903	May 23, 2008	Fuel Cell System and Method of Activating the Fuel Cell	Non-provisional (and PCT) must be filed by May 23, 2009
A fuel cell system comprising:
a fuel cell assembly comprising an anode, a cathode and at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in US patent Application No. __________ (Attorney Docket No. V34383).

V34383	61/055,677	May 23, 2008	Solid Fuel Composition For a Direct Liquid Fuel Cell	Non-provisional (P35532) filed PCT Application must be filed by May 23, 2009
A solid hydride-containing mixture, wherein the mixture is suitable for preparing a liquid fuel for a direct liquid fuel cell, is compacted and comprises, based on a total weight of the mixture, from about 10 % to about 99.8 % by weight of (i) at least one hydride compound selected from borohydrides,  aluminum hydrides,  and metal hydrides, and from about 0.1 % to about 50 % by weight (ii) of at least one alkaline compound selected from hydroxides of alkali and alkaline earth metals, Zn, Al, and ammonium, and wherein the mixture, if placed in a direct liquid fuel cell and contacted with an aqueous liquid which is capable of dissolving the mixture, dissolves gradually as the at least one hydride compound is consumed while the fuel cell is in operation.

V35531	61/202,081	January 28, 2009	Stackable and/or Scalable Module Fuel Cell System Utilizing Solid Fuel
A fuel cell system comprising:
a fuel cell assembly comprising at least one stackable module;
the module having at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in at least one of US patent Application Nos. 61/055,677 filed on May 23, 2008 (Attorney Docket No. V34383) and 12/333,747 filed on December 12, 2008 (Attorney Docket No. P35532)

V35768	61/202,240	February 9, 2009	Dual Side-By-Side Module Fuel Cell Utilizing Solid Fuel
A fuel cell system comprising at least one of:
at least one module having at least one element shown in at least one of the drawing figures;
plural modules as shown in at least one of the drawing figures;
plural modules having fuel chambers arranged opposite one another;
plural modules having fuel chambers separated by a common air chamber;
plural modules having fuel chambers separated by adjacently arranged cathodes;
plural modules having cathodes arranged adjacent each other;
plural modules having cathodes arranged adjacent each other and sharing a common air space;
plural modules having cathodes facing one another;
plural modules having cathodes protected by a common protection system;
facing one another;
plural modules having a system for equalizing the pressure in the fuel chambers of the plural modules; and
plural modules having a system for equalizing the pressure between the electrolyte and fuel cambers.

V35770	61/202,394	February 25, 2009	V-Shaped Fuel Cell System Utilizing Solid Fuel
A fuel cell system comprising:
a fuel cell housing having at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in at least one of US patent Application Nos. 61/055,677 filed on May 23, 2008 (Attorney Docket No. V34383) and 12/333,747 filed on December 12, 2008 (Attorney Docket No. P35532); and
at least one of:
the housing having two non-parallel main side surfaces;
the housing being generally V-shaped; and
the housing having a generally V-shaped chamber sized and configured receive therein the solid fuel.

NATIONAL STAGE APPLICATIONS
P31111	2,567,057 National Stage in Canada of PCT P26806	PCT filed May 20, 2005	Disposable Fuel Cell with and without Cartridge and Method of making and using the Fuel Cell and Cartridge	Filed response to 1st Office Action
P31112	1-2006-502319 National Stage in Mexico of PCT P26806			Waiting on 1st Office Action
P31113	PI 0511280-0 National Stage in Brazil of PCT P26806			Waiting on 1st Office Action
P31114	200602150 Regional Stage in Eurasian Patent Office of PCT P26806			Received first 2nd Office Action; response due by 5/30/09
P31115	1567/MUMNP/20National Stage in India of PCT P26806			Response to 1st Office Action in preparation
P31116	200580023893.0 National Stage in China of PCT P26806			No Office Action yet
P31117	2007-517531 National Stage in Japan of PCT P26806			No Office Action yet
P31118	7026900/2006National Stage in South Korea of PCT P26806			Patent No. 10-0800614 issued on 01/28/08
P31119	200607870-3 National Stage in Singapore of PCT P26806			About to be granted; granting fee to be paid
P31121	1-2006-02091 National Stage in Vietnam of PCT P26806			No Office Action yet
P31122	1-2006-502319 National Stage in Philippines of PCT P26806			Response to 1st Office Action filed
P31123	W00200603287 National Stage in Indonesia of PCT P26806			No Office Action yet
P31124	05803792.0 Regional Stage in European Patent Office of PCT P26806			No Office Action yet
P31126	179283 National Stage in Israel of PCT P26806			No Office Action yet
P31127	2005270923 National Stage in Australia of PCT P26806			Acceptance fee paid; patent should issue soon
P31128	2006/10402 National Stage in South Africa of PCT P26806			Patent 2006/10402 Issued 6/25/08

P31459	05850784.9 Regional Stage in European Patent Office of PCT P26805	PCT filed September 15, 2005	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell	No Office Action yet
P31460	2,580,045 National Stage in Canada of PCT P26805			No Office Action yet
P31461	PI 0515310-7 National Stage in Brazil of PCT P26805			No Office Action yet
P31462	200700645 Regional Stage in Eurasian Patent Office of PCT P26805			2nd Office Action issued Response due by 7/26/09
P31463	2005310973 National Stage in Australia of PCT P26805			2nd Office Action issued Response due by 5/20/09
P31464	10-2007-7008547 National Stage in South Korea of PCT P26805			Patent No. 10-0853021 issued on 08/12/08
P31465	1-2007-500516 National Stage in Philippines of PCT P26805			No Office Action yet
P31466	200701521-7 National Stage in Singapore of PCT P26805			No Office Action yet
P31467	200580031077.4 National Stage in China of PCT P26805			No Office Action yet
P31468	2007-531878 National Stage in Japan of PCT P26805			No Office Action yet
P31469	MX/a/07/003028 National Stage in Mexico of PCT P26805			No Office Action yet
P31470	502/MUMNP/2007 National Stage in India of PCT P26805			1st Office Action issued; response due by 08/05/09;
P31471	2007/03044 National Stage in South Africa of PCT P26805			Application allowed
P31472	1-2007-00730 National Stage in Vietnam of PCT P26805			No Office Action yet

P31762	05850777.3 Regional Stage in European Patent Office of PCT P28058	PCT filed October 5, 2005	Gas-Blocking Anode for a Direct Liquid Fuel Cell	No Office Action yet
P31763	200700801 Regional Stage in Eurasian Patent Office of PCT P28058			Eurasian Patent 011221 Issued 2/27/09
P31764	7010285/2007 National Stage in South Korea of PCT P28058			Filed response to Office Action
P31765	200580037128.4 National Stage in China of PCT P28058			Response to 1st Office Action filed 3/15/09
P31766	2007-535274 National Stage in Japan of PCT P28058			No Office Action yet
P32222	05850777.3 Regional Stage in European Patent Office of PCT P26797	PCT filed February 23, 2005	Storage-Stable Fuel Concentrate	No Office Action yet
P32223	2,595,824 National Stage in Canada of PCT P26806			No Office Action yet
P32224	PI 0519900-0 National Stage in Brazil of PCT P26797			No Office Action yet
P32225	200701789 Regional Stage in Eurasian Patent Office of PCT P26797			Application allowed; Grant fee must be paid by 10/8/09 at the latest
P32226	2005328186 National Stage in Australia of PCT P26797			Response to 1st Office Action due by 3/17/10
P32227	7021958/2007 National Stage in South Korea of PCT P26797			No Office Action yet
P32228	1-2007-501666 National Stage in Philippines of PCT P26797			No Office Action yet
P32229	200705511-4 National Stage in Singapore of PCT P26797			Response to 1st Office Action due by 8/7/09
P32230	200580048646.6 National Stage in China of PCT P26797			Response to 1st Office Action due by 7/14/09
P32231	2007-556669 National Stage in Japan of PCT P26797			No Office Action yet
P32232	MX/a/2007/009992 National Stage in Mexico of PCT P26797			No Office Action yet
P32233	1388/MUMNP/2007 National Stage in India of PCT P26797			No Office Action yet
P32234	2007/08046 National Stage in South Africa of PCT P26797			No Office Action yet

P32923	06739107.8 Regional Stage in European Patent Office of PCT P28059	PCT filed March 21, 2006	Fuel Composition For Fuel Cells	No Office Action yet
P32924	2,602,496 National Stage in Canada of PCT P28059			No Office Action yet
P32925	200702038 Regional Stage in Eurasian Patent Office of PCT P28059			Filed response to 1st Office Action
P32926	2006227217 National Stage in Australia of PCT P26797			Response to 1st Office Action due by 4/9/10
P32927	7024289/2007 National Stage in South Korea of PCT P28059			No Office Action yet
P32928	1-2007-502075 National Stage in Philippines of PCT P28059			No Office Action yet
P32929	200708365-2 National Stage in Singapore of PCT P28059			No Office Action yet
P32930	200680009330.0 National Stage in China of PCT P28059			No Office Action yet
P32931	2008-503085 National Stage in Japan of PCT P28059			No Office Action yet
P32932	MX/a/2007/011616 National Stage in Mexico of PCT P28059			No Office Action yet
P32933	1619/MUMNP/2007 National Stage in India of PCT P28059			No Office Action yet
P32934	2007/08731 National Stage in South Africa of PCT P28059			No Office Action yet

P34454	07815050.5 Regional Stage in European Patent Office of PCT P31423	PCT filed January 7, 2007	Hydrophilized Anode For A Direct Liquid Fuel Cell	No Office Action yet
P34455	National Stage in Canada of PCT P31423			No Office Action yet
P34456	National Stage in Brazil of PCT P31423			No Office Action yet
P34457	200870150 Regional Stage in Eurasian Patent Office of PCT P31423			No Office Action yet
P34458	2007266791 National Stage in Australia of PCT P31423			No Office Action yet
P34459	7019216/2008 National Stage in South Korea of PCT P31423			No Office Action yet
P34460	1-2008-501465 National Stage in Philippines of PCT P31423			No Office Action yet
P34461	00804465-3 National Stage in Singapore of PCT P31423			No Office Action yet
P34462	200780001924.2 National Stage in China of PCT P31423			No Office Action yet
P34463	National Stage in Japan of PCT P31423			No Office Action yet
P34464	MX/a/2008/008049 National Stage in Mexico of PCT P31423			No Office Action yet
P34465	1510/MUMNP/2008 National Stage in India of PCT P31423			No Office Action yet
P34466	2008/06347 National Stage in South Africa of PCT P31423			No Office Action yet

US Patent or application number (assignee)	Title	Status	Foreign Granted	Foreign Pending	Abstract
US 7,008,565 (More)	Flexible electroconductive foam and method of preparation thereof	granted
A method of preparing an electroconductive foam, and the foam so prepared. An electroconductive polymer such as polyaniline is dispersed in a liquid medium that includes an aromatic solvent such as xylene and an organic dopant/dispersant such as an aromatic sulfonic acid. The electroconductive polymer together with the organic dopant/dispersant constitute between 10% and 25% of the resulting dispersion. The dispersion is introduced to the pores of an electrically insulating foam matrix such as polyurethane. Excess dispersion is expelled and the foam is dried actively, to line the pores with an electroconductive lining.

US 6,878,664 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,773,470 (More)	Suspensions for use as a fuel for electrochemical fuel cells	granted	Australia, China, Singapore, New Zealand, Israel, South Africa, Mexico, Russia, Philippians	Canada, Japan, Europe, S. Korea, India, Indonesia, Brazil, Poland, Columbia, Costa Rica
A fuel composition for fuel cells includes a polar solvent such as water, a first portion of a first fuel dissolved in the solvent at a saturated concentration, and a second portion of the first fuel suspended in the solvent to serve as a reservoir of fuel as the dissolved portion is consumed. Preferably, the first fuel is a hydride such as NaBH.sub.4. Optionally, the fuel composition also includes a second fuel such as an alcohol that also controls the solubility of the first fuel in the solvent, inhibits decomposition of the first fuel and stabilizes the suspension. Preferably, the fuel composition also includes an additive such as an alkali for stabilizing the first fuel.

US 6,758,871 (More)	Liquid fuel compositions for electrochemical fuel cells	granted
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,730,350 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,562,497 (More)	Liquid fuel compositions for electrochemical fuel cells	granted
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,554,877 (More)	Liquid fuel compositions for electrochemical fuel cells	granted	Australia, China, Singapore, Israel, South Africa, Mexico, Russia, Philippines	Canada, Japan, India, Brazil, Columbia, Costa Rica, Ecuador
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,479,181 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,380,126 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 20030207160 (More)	Suspensions for use as a fuel for electrochemical fuel cells
A fuel composition for fuel cells includes a polar solvent such as water, a first portion of a first fuel dissolved in the solvent at a saturated concentration, and a second portion of the first fuel suspended in the solvent to serve as a reservoir of fuel as the dissolved portion is consumed. Preferably, the first fuel is a hydride such as NaBH.sub.4. Optionally, the fuel composition also includes a second fuel such as an alcohol that also controls the solubility of the first fuel in the solvent, inhibits decomposition of the first fuel and stabilizes the suspension. Preferably, the fuel composition also includes an additive such as an alkali for stabilizing the first fuel.

US 20030207157 (More)	Liquid fuel compositions for electrochemical fuel cells
A liquid fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a compound having a standard reduction potential more negative than the reduction potential of hydrogen gas, which serves as a source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 20020142196 (More)	Liquid fuel compositions for electrochemical fuel cells
A liquid fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a compound having a standard reduction potential more negative than the reduction potential of hydrogen gas, which serves as a source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

Schedule 9(p)
Permitted Liens

1.
More Energy Ltd. has granted to Sonnenschein Nath & Rosenthal a first priority security interest in, and a related “fixed charge” with respect to, its manufacturing equipment located at its production facility at Celestica, Parkmore Business Park, Ballybrit, Galway, Ireland.

2.
The Company has been named as defendant in lawsuits filed by suppliers for past due invoices, of which five of the plaintiffs have been granted attachments, totaling approximately $100,000, on the bank accounts of Medis El Ltd. in Israel.  In addition, the Company continues to receive claims, both oral and in writing, by vendors, suppliers and service providers threatening legal action for payment of past due invoices under its arrangements with these third parties.  Moreover, the Company has not paid payroll to its employees or related taxes and social benefits due to governmental agencies for the months of July and August.  These non-payments place the Company at risk for additional legal actions.

3.
More Energy Ltd. has negotiated settlements with two of its vendors, KRAMSKI GmbH (“Kramski”) and A.J Englander Ltd. (“Englander”), in respect of substantial payment obligations owed to such vendors by More Energy Ltd.  These settlement agreements obligate More Energy Ltd. to, among other things, return certain of its equipment that was originally manufactured by Kramski and Englander to its respective manufacturer for which More Energy Ltd. will receive a substantial credit against the amounts owed to such vendor.